EXHIBIT 23.2

CONSENT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM

We consent to the incorporation by reference in Amendment No. 1 to Registration Statement No. 333-112929 on Form S-3, Registration Statement Nos. 33-52782, 33-63602 and 333-72408 on Form S-3, and Post Effective Amendment No. 1 to Registration Statement Nos. 33-53563 and 33-53563-01 on Form S-3 of our report on the consolidated financial statements and financial statement schedule dated February 28, 2007 (which report expresses an unqualified opinion and includes an explanatory paragraph relating to the Company’s adoption of a new accounting pronouncement effective December 31, 2006) and of our report on internal control over financial reporting dated February 28, 2007 (which report expresses an adverse opinion on the effectiveness of the Company’s internal control over financial reporting because of a material weakness), appearing in this Annual Report on Form 10-K of Duquesne Light Company for the year ended December 31, 2006.

/s/ Deloitte & Touche LLP

Pittsburgh, Pennsylvania

February 28, 2007